UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 30, 2003




                            JUPITERMEDIA CORPORATION
                            ------------------------
             (Exact name of registrant as specified in its charter)


Delaware                           000-26393                     06-1542480
--------                           ---------                     ----------
(State or other                 (Commission File                (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


        23 Old Kings Highway South, Darien, CT                    06820
        ----------------------------------------                  -----
        (Address of principal executive offices)                (Zip Code)



          Registrant's telephone number, including area code: (203) 662-2800
                                                              --------------

                                 Not Applicable
        (Former name or former address, if changed since last report)


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Item 2. Acquisition or Disposition of Assets.

     On June 30, 2003 (the "Closing Date"), the Registrant consummated the acquisition (the "Acquisition") of all of the stock of ArtToday, Inc., an Arizona corporation (the "Company"), pursuant to a Stock Purchase Agreement (the "Purchase Agreement"), dated June 24, 2003, between International Microcomputer Software, Inc. and the Registrant.

     The consideration paid in the Acquisition (which was determined as a result of arms'-length negotiations) consisted of cash in the amount of $13,000,000 and 250,000 unregistered shares of the Registrant's common stock. The purchase price is subject to adjustment after the Closing Date based on the adjusted net assets of the Company as of the Closing Date. Furthermore, additional cash earnout payments may be made based on net revenues derived from the Company for the six consecutive months following the Closing Date (the "First Earnout Period"), the six consecutive months following the First Earnout Period (the "Second Earnout Period"), and the twelve consecutive months following the Second Earnout Period (the "Third Earnout Period" and collectively, with the First Earnout Period and the Second Earnout Period, the "Earnout Periods"). Any earnout payments will be made forty-five days after the end of each of the Earnout Periods.

     ArtToday.com offers paid online subscriptions for photographs, clipart, Web graphics, animations and fonts. In addition, ArtToday.com, has a network of design-oriented Web sites that provide graphic users with royalty free content at affordable prices. These sites include Photos.com (www.photos.com), ClipArt.com (www.ClipArt.com), Graphics.com (www.graphics.com), FlashComponents.com (www.flashcomponents.com) and RebelArtist.com (www.rebelartist.com), among others. ClipArt.com is the largest subscription-based graphics resource on the Web with more than 2.5 million clipart images, animations, photos, fonts and sounds. The entire ArtToday.com network of Web sites generates in excess of 30 million page views per month and has approximately 3.0 million unique visitors per month.

Item 7. Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired:

            The financial statements required by this item will be filed by an amendment to this Current Report on Form 8-K as soon as practicable but not later than 60 days after the date of this filing.

     (b) Pro Forma Financial Information:

            The pro forma financial statements required by this item will be filed by an amendment to this Current Report on Form 8-K as soon as practicable but not later than 60 days after the date of this filing.


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     (c) Exhibits:

               2.1 Stock Purchase Agreement, dated June 24, 2003, between International Microcomputer Software, Inc. and Jupitermedia Corporation*

               99.1 Press Release, dated July 1, 2003, of Jupitermedia
                    Corporation

* The exhibits to the Stock Purchase Agreement are not being filed herewith. The Stock Purchase Agreement filed herewith briefly describes the contents of each exhibit to the Stock Purchase Agreement. The Registrant undertakes to furnish supplementally a copy of any omitted exhibit to the Commission upon request. Pursuant to Item 601(b)(2) of Regulation S-K, set forth below is a list of the omitted exhibits.

Exhibit A Form of Escrow Agreement
Exhibit B Form of Registration Rights Agreement
Exhibit C Form of Seller's Counsel Opinion
Exhibit D Form of FIRPTA Affidavit
Exhibit E Form of Founder Affidavit
Exhibit F Form of Trademark Assignment


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          JUPITERMEDIA CORPORATION


                                          By /s/ Christopher S. Cardell
                                             --------------------------
                                             Christopher S. Cardell
                                             President

Date:  July 1, 2003


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                                  EXHIBIT INDEX

Exhibit:
-------

2.1 Stock Purchase Agreement, dated June 24, 2003, between International Microcomputer Software, Inc., and Jupitermedia Corporation

99.1 Press Release, dated July 1, 2003, of Jupitermedia Corporation